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                                                                     EXHIBIT 23






INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in Registration Statement Number 33-48560 on Form S-8 and in Registration Statement Number 33-46993 on Form S-8 of our report dated March 26, 1997, appearing in this Annual Report on Form 10-K of Lechters, Inc. and Subsidiaries for the year ended February 1, 1997.





Deloitte & Touche LLP
Parsippany, New Jersey
April 29, 1997